SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 6, 2004

(Date of Report—Date of Earliest Event Reported)

D.R. Horton, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14122	75-2386963

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Ascension Boulevard, Suite 100, Arlington, Texas 76006

(Address of Principal Executive Offices)

(817) 856-8200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure
Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-1.1 Underwriting Agreement
EX-4.1 Eighteenth Supplemental Indenture
EX-5.1 Opinion of Gibson, Dunn & Crutcher LLP
EX-12.1 Statement of Computation of Ratios

Item 5. Other Events and Required FD Disclosure.

     On January 8, 2004, the Company filed a prospectus supplement under its Registration Statement on Form S-3 (Registration No. 333-84088) relating to the offering of $200,000,000 principal amount of its 5.0% Senior Notes due 2009 (the “Notes”). In connection with the offering and issuance of the Notes, the Company is hereby filing the following exhibits which are incorporated by reference herein:

Exhibit 1.1 hereto is the Underwriting Agreement, dated as of January 6, 2004, among D.R. Horton, Inc., the Guarantors named therein and Citigroup Global Markets Inc.

Exhibit 4.1 hereto is the Eighteenth Supplemental Indenture to be executed by D.R. Horton, Inc., the Guarantors named therein and American Stock Transfer & Trust Company, as trustee, relating to the 5.0% Senior Notes Due 2009 of D.R. Horton, Inc.

Exhibit 5.1 hereto is the opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas.

Exhibit 12.1 hereto is the statement of computation of ratios of earnings to fixed charges.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

1.1	Underwriting Agreement, dated as of January 6, 2004, among D.R. Horton, Inc., the Guarantors named therein and Citigroup Global Markets Inc.

4.1	Eighteenth Supplemental Indenture to be executed by D.R. Horton, Inc., the Guarantors named therein and American Stock Transfer & Trust Company, as trustee, relating to the 5.0% Senior Notes Due 2009 of D.R. Horton, Inc.

5.1	Opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas.

12.1	Statement of computation of ratios of earnings to fixed charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2004

D. R. Horton, Inc.

By:	/s/ Bill W. Wheat

Bill W. Wheat
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit

1.1	Underwriting Agreement, dated as of January 6, 2004, among D.R. Horton, Inc., the Guarantors named therein and Citigroup Global Markets Inc.

4.1	Eighteenth Supplemental Indenture to be executed by D.R. Horton, Inc., the Guarantors named therein and American Stock Transfer & Trust Company, as trustee, relating to the 5.0% Senior Notes Due 2009 of D.R. Horton, Inc.

5.1	Opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas.

12.1	Statement of computation of ratios of earnings to fixed charges.